Exhibit 10.01

SALE OF REAL ESTATE GOODS AND TITLE with conditions precedent

AGENT

In the presence of and with the assistance of (1)
Representing (2)

REPUBLIQUE TRANSACTIONS
10, rue Pasumot - Face aux Halles
21200 BEAUNE
Tel: 03 80 22 39 60 — Fax: 03 80 22 39 69
TRANSACTION CARD No. 334

The undersigned

SELLER(S)(3)

UNEDIC, 80 rue de Reuilly, Paris XIIth, represented by Jean-Pierre Revoil in his capacity as General Director, duly authorized to sign for this sale,

On the one hand,

And

PURCHASER(S)(3)

Gaming Partners International SAS, with capital of €8,000,000, registered with the Company Registry of Beaune under number 515 720 647, management code 57B64, having as its representative Gérard Pierre Charlier, represented pursuant to a power of attorney dated 18 May 2006 by Remi Nicolas,

On the other hand,

It being noted that if the sale is to occur between various sellers and purchasers, same will act jointly and severally amongst each other and shall be referred to in the present agreement as “THE SELLER” and “THE PURCHASER” in the singular.

have agreed and decided as follows:

The seller, binding itself, its heirs and assigns jointly amongst them, whether minors or disabled persons, to the most extensive usual and lawful guarantees, sells to the purchaser, who accepts and undertakes to acquire, subject to the conditions precedent listed hereunder, the real estate good and title described below:

(1) Certificate holder (name, certificate …)

(2) Stamp of the professional card holder (company name, professional card, financial guarantee …)

(3) For each physical person, indicate: surname, first name, residence, date and place of birth, nationality, profession, marital status

  For companies, indicate: type, name, capital, headquarters, Commercial Registry number, name position and address of its representative.

Initials:

LOCATION and DESCRIPTION

Address: (No., street, floor, building, door number, postal code, city): 17, rue Jacques Germain 21420 Savigny les Beaune

Description: indicate the municipal plan information (section number) - For co-owned goods: lot numbers - number of thousandths - private surface of lots in excess of 8m², with the exclusion of lots to be used as cellars, garages and parking spots (mandatory notation, Art. 46 of the Law of 07.10.65 arising from the Law of 12.18.96), surname, name, address and capacity of the person having conducted the measuring, and attach the measurement document to the present agreement.

Building for use as offices and business with a basement, main floor and floor, municipal plan AT 10, equal to 5,500 m²

Such as the said premises exist and extend in their current state, with all accessories, with no exception or reserve, the purchaser declaring it has knowledge of same, having seen and visited same, and waiving the requirement of a further description.

SELLER DECLARATIONS

The seller declares:

1 — CIVIL STATUS: that it undertakes to provide in the present act the usual civil declarations and nothing in these declarations opposes the realization of said act.

2 — ORIGIN OF THE OWNERSHIP: that it is the sole owner of the goods, having acquired same, and it undertakes to provide all property title and documents required for the sale at the agent’s first request.

3 — EASEMENTS AND URBANISM: that the goods the subject of the present agreement, to its knowledge, are not subject to any easement other than that resulting from the natural location of the premises, the development and urban plan and the law in general, urban questions being the subject of a condition precedent set out below.

4 — MORTGAGE: that the goods to be sold are free of any specific property right and any judicial or legal mortgages. If mortgage registrations should exist, it undertakes to provide a release and discharge certificate at its cost.

5 — RENTAL STATUS: that on the day of actual possession, the premises shall be

                                                  X             Free of any rental, occupation or requisition

                                                  ☐            Rented pursuant to the rental agreement attached hereto

6 — STATUS OF THE BUILDING WITH REGARD TO THE REGULATIONS: year of construction of the building 1978-1979

A — ASBESTOS (Decree 96-97 of 02/07/96, amended by Decrees 97-855 of 09/12/97, 2001-840 of 09/13/01 and 2002-839 of 05/03/02):

☐ constructed building, the building permit for which was granted after 07/01/1997: excluded from the field of application of the Decree;

☐ constructed building, the building permit for which was granted before 07/01/1997:

•                  Attach the asbestos report: any owner shall produce, at the latest on the date of the present pre-agreement, a report established according to methods for detecting materials and products containing asbestos (Appendix I of the Order of 08/22/02), indicating the presence or absence of said materials and products, their location and state of preservation.

This report or, when the technical “asbestos” dossier exists, the summary sheet contained in this dossier, constitutes the asbestos report referred to in Article L.1334-7 of the Public Health Code.

In the absence of the ASBESTOS REPORT, no clause exempting the guarantee regarding hidden defects is allowed with regard to defects constituted by the presence of asbestos.

•                  Communication of technical dossiers:

1) TECHNICAL DOSSIER (Art. 8 of the Decree): does not apply to buildings for residential use with one housing unit.

2) TECHNICAL “ASBESTOS” DOSSIER (Art. 10-2 and following of the Decree of 02/07/96) established according to the methods for detecting materials and products containing asbestos (Appendix I of the Order of 08/22/02) and including the elements resulting from this study, as well as the content of the technical dossier.

The SUMMARY SHEET in the “asbestos” technical dossier is the asbestos report and contains the information indicated in Appendix III of the Order of 08/22/02.

which applies only to owners of the following types of buildings:

•      Tall buildings and sites receiving the public classified in the 1st to 4th  categories (Art. 123-19 of the Construction and Housing Code), with the exception of the private areas of collective housing buildings;

•      Office buildings and sites receiving the public classified in the 5th category, buildings for the conduct of industrial or agricultural activities and the work and private areas of co-owned building. (constitution of the dossier at the latest by 12/31/05)

Delivery of the building permit Research effected - before 01/01/1980 asbestos spraying - before 07/29/1996 asbestos insulation - before 07/01/1997 asbestos in suspended ceilings

The research conducted concluded:

X  absence of asbestos;

☐   presence of asbestos: the result of the diagnosis provided to the owner on 06/26/2003, implying:

     ☐ a periodic control before 3 months (1)

     ☐ monitoring of the dustiness level

     ☐ works within a 36 month period (1)

     (1) from the date the diagnosis is provided

•                  In the case of demolition (Art. 10-4, as amended (Decree 2002-839 of 05/03/02) of Decree 96-96 of 02/07/96): prior to demolition, conduct a DETECTION STUDY (pursuant to the terms of the 7th paragraph of Art. 10-3, as amended (Decree 2002-839 of 3 May 2002)) for products and materials containing asbestos (Order of 01/02/02 defines the categories of these products and materials, as well as intervention methods).

The technical and detection dossiers prior to demolition are conducted by a technical controller or a construction technician having subscribed to professional insurance for this type of mission.

The seller also provides the purchaser with all of the research, diagnostics and result documents proving its status in relation to the regulations on asbestos. The purchaser shall not demand the provision of any supplementary or additional document from the seller. Unless otherwise agreed by the parties, the purchaser takes act of the building in relation to these regulations (regardless of the state of progress of the result, as well as its furtherances and consequences) and undertakes to be responsible in relation thereto.

B — LEAD POISONING (Art. L. 1334-5 of the New Public Health Code): that the building is:
X excluded from the field of application of the regulations;
☐ intended in whole or part for housing, that it was built before 1948 and is located in a zone with a risk of exposure to lead as defined by the Prefect. It is therefore subject to the terms of Article L. 1334-5 of the New Public Health Code. A statement of risk of exposure to lead established less than a year before the signature of the present agreement is attached to the present agreement.

C - FIGHT AGAINST TERMITES (Law 99-471 of 06/08/99):
X it has no knowledge of the presence of termites;
☐ the presence of termites has been declared to the Town Hall (Art. 2 of the Law);
☐ the building is located in a contaminated or risk zone the subject of a prefectorial order. Therefore, pursuant to the regulations, a parasitic statement is provided by the seller to the notary responsible for preparing the authentic act. The statement shall be prepared less than three months from the signature of the notarized act.

In the absence thereof, the discovery of termites in the building constitutes a hidden defect that may lead to the cancellation of the sale.

The seller shall immediately provide the purchaser with all of the documents in its possession related to the construction or renovation of the present building and, if applicable, the full diagnostic report, the obligation of results of which are the purchaser’s responsibility. The purchaser shall not demand of the seller any supplementary or additional document.

D — MAJOR TECHNOLOGICAL AND NATURAL RISKS (Art. L. 125-5 of the Environmental Code):
That the building:
☐ a) is located in a zone of risk subject to an approved or prescribed prevention plan for technological risks;
☐ b) is located in a zone exposed to risks subject to an approved or prescribed prevention plan for projected natural risks or for which certain terms have been made immediately enforceable (Art. L. 562-2 of the Environmental Code);
☐ c) is located in a Ia, Ib, II or III seismic zone (indicated in Art. 4 of Decree No. 91-461 of 05.14.91);
☐ d) when built, suffered a disaster due to a technological or natural catastrophe having caused the payment of an indemnity (Art. L. 125-2 to L. 128-2 of the Insurance Code); and that the municipality in which the building is located (Art. L. 125-5 III of the Environmental Code):
☐ e) is included on the list established by the Prefect;
☐ f) is not indicated on the list established by the Prefect;

CONDITIONS PRECEDENT

Other than potential conditions precedent relating to the obtaining of loans and provision of a certificate related to asbestos, the parties formally subject the realization of the sale to the following conditions precedent, stipulated solely in favor of the purchaser who may waive same:

1 — URBANISM: that the urbanism information memorandum reveals no easement or charge whatsoever that renders the building unsuitable for its normally foreseeable use. In this regard, it is to be noted that the building line easement shall not be considered a condition precedent unless it precludes the use of the building for its intended purpose.

2 — MORTGAGE: that the mortgage statement reveals no inscription or privilege in an amount in excess of the agreed sales price or of a nature to cause the failure of the granting of a potential credit.

3 — PREEMPTION RIGHT: the parties acknowledge having been informed that the present sale may be subject to a preemption right if the goods to be sold are located in a protected sector, a zone subject to urban preemption or any other property restoration scheme. Should the preemption right be exercised, the purchaser shall be fully freed and shall immediately retrieve, with no formality, the sum held by the receiver. The preemptor shall subrogate the purchaser in all of its rights and duties, including the payment of the negotiation commission if under the responsibility of the purchaser.

If one of the conditions precedent is not realized (except when waived by the purchaser), each of the parties shall be fully freed, without an indemnity payable by either party, and the amount paid by the purchaser as a down payment shall be immediately returned to same without further formality.

SELLER PROHIBITION

The seller shall not, until the signature of the authentic act, assign to a person other than the purchaser the sold goods, regardless of the advantages it may benefit from in relation thereto, the purchaser reserving the right to legally demand the cancellation of all acts entered into in violation of the present agreement, notwithstanding damages and interest.

EXECUTION

Upon signature of the present agreement, the parties grant their definitive approval to the agreement and the price therein, and the seller shall in no case refuse to execute the sale by prevailing itself of Art. 1590 of the Civil Code and by offering to pay double the amount paid. The authentic act shall be established pursuant to an invitation by the notary on the date provided below subject to said notary having obtained all the items, title and documents required to perfect said act.

Date provided for the signature of the authentic act: June 30, 2006

Designated notary: Maître Griveaux
Notary in: Chalon sur Saône                            Tel:                         Clerk:
Potentially assisted by: Maître Echinard
Notary in: Beaune                                              Tel:                         Clerk:

PENALTY CLAUSE

In application of the “EXECUTION” clause above, it is agreed that should one of the parties refuse to enter into the authentic act in the required period of time, unless justified by the application of a condition precedent, said party may be forced in relation thereto by all lawful means and be caused to pay the expenses for the procedure and recourse to justice, without prejudice to damages and interest. However, the non-defaulting party may take act of the refusal of its co-contractor and cancel the agreement.

In both cases, it is expressly agreed that the non-defaulting party shall be paid as a set indemnity for its prejudice the sum of sixty-five thousand euros by the other party.

Furthermore, in both cases, the agent’s compensation shall be fully due in the conditions provided below under “NEGOTIATIONS”, once the transaction has been definitively concluded (Art. 71, Decree 72 678 of 07/20/72).

NEGOTIATIONS

The parties formally agree that the agent described in the first page has caused their meeting, with the potential participation of:

and negotiated and prepared the terms, price and conditions for the present agreement.

Each of the parties therefore undertakes to paid said agent, once the final condition precedent has been fulfilled, the compensation or portion of compensation payable thereto indicated in the agency agreement and below:

To be paid by the SELLER (commission included in the price stipulated in the SALES PRICE paragraph) - see agency agreement and commission voucher, i.e. €25,000, excluding tax and VAT, agency agreement No.: 1917 dated February 2, 2006.

This sum shall be withdrawn from the first amounts paid by the purchaser. To this end, the parties formally authorize any third party who holds the sums (receiver, notary) to perform this withdrawal before any other assignment or reimbursement whatsoever, as soon as the final condition precedent to the sale has been fulfilled. Should the preemption right be exercised, the commission shall remain due subject to the terms of the agency agreement: for its part, the seller for the portion for which it is responsible, and the preemptor for the portion for which the purchaser is responsible.

•                  PAYMENT OF THE SEQUESTERED SUM (Art. 271-2 of the Construction and Housing Code):

The present act is:
X conducted by a professional having received a mandate to assist in the sale: the purchaser effects a payment into the hands of a professional holding a financial guarantee for the reimbursement of sums deposited pursuant to the terms indicated below (“PURCHASER PAYMENT - SEQUESTERED SUM” paragraph).
☐ concluded between two non-professionals: no payment is possible before the expiry of the withdrawal deadline. After this deadline, the present agreement shall be subject to the condition precedent of a payment by the purchaser.

Said payment shall be effected at the latest ___ days after the expiry of the withdrawal deadline in the manner described below (“PURCHASER PAYMENT - SEQUESTERED SUM” paragraph).

If the present private agreement does not relate to the purchase of a building for the use of housing or if the purchaser is a “NON-PROFESSIONAL”, the SRU Law does not apply and the payment is effected as described below (“PURCHASER PAYMENT - SEQUESTERED SUM” paragraph).

PURCHASER PAYMENT — SEQUESTERED SUM

1 SEQUESTER: the purchaser shall immediately provide this deposit to:

Maître Griveaux                                                                       receiver

mutually agreed to by the parties as the receiver for this payment.

The amount is:

Sum in full letters                                                                            Sum in numerals

Thirty-two thousand and five hundred euros                                                              €32,500
Payment reference: CIC Lyonnaise de Banque

This payment shall be credited to the agreed sales price, unless one of the conditions precedent herein applies, in which case it shall be fully returned to the purchaser.

2 MISSION OF THE RECEIVER: the receiver shall provide the seller within eight business days with a copy of the receipt provided to the purchaser and shall keep the sum entrusted to him for the purposes of allocation in accordance with the distribution described above. The payment of this sum to either of the parties pursuant to these terms shall discharge the receiver of its mission, with no requirement for a receipt or proof of any type. However, in the case of a pure and simple failure to conclude the agreement, the withdrawal deadline (if applicable), having lapsed and the conditions precedent having been fulfilled, said receiver shall only remit the sums by virtue of an amicable agreement signed by the parties or a judicial ruling.

JURISDICTION

The courts in the location of the goods to be sold have sole jurisdiction over any disputes that may arise between the parties.

GOODWILL AFFIRMATION

The undersigned parties affirm, subject to the penalties described by Article 8 of the Law of 18 April 1918 (Article 1837 of the General Tax Code), that the present undertaking is the full expression of the agreed price.

BARRED AS NULL
……………. Words
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Initials:

SIGNATURE(s) of the PARTIES

Signed in Beaune in one original copy, the author being responsible for delivering a copy to the other party.

N.B.: for safety, use original forms exclusively!

The SELLER                                                                                                            The PURCHASER
Date and signature(s) preceded by the                        Date and signature(s) preceded by the
handwritten words “read and approved                      handwritten words “read and approved
 — agreed”                                                                         — agreed”

Therefore (the information duties below enter into effect at the earliest on 06/01/05 and at the latest on 06/01/06, depending on the publication of the prefectorial order, Art. 5 of the Decree of 02/15/05):

-                                           Case a), b), c): if the municipality in which the building is located is included on the list established by the Prefect (case e), the seller shall inform the purchaser of the existence of risks; it shall attach to the present agreement a statement of risks prepared under its care less than six months before the date of signature of the present agreement, in the form defined by Order of the Ministry of Ecology (Art. 4 of Decree No. 2005-134 of 02.15.05). This statement shall include excerpts from the documents and dossier that allow for the determination of the building location in terms of potential risks (Art. 212° and II of Decree No. 2005-134 of 02/15/05).

-                                           Case d) a building that suffered from a disaster having caused the payment of an indemnity: the seller shall inform the purchaser in writing of any disaster having arisen during the period in which it was owner or of which it was informed pursuant to the present terms. This information is indicated in the authentic act related to the execution of the present sale.

In the absence of compliance with the present terms, the purchaser may pursue the execution of the present agreement or petition the judge for a reduction in the sales price (Art. L. 125-5 V of the Environmental Code).

SALES PRICE

Should the sale conclude, its PRICE is payable in full on the date of signature of the authentic act (indicate the net price and commission if said commission is to be paid by the purchaser, or the price including the commission if said commission is to be paid by the seller):

Amount(s) in full letters                                                                   Amount in numerals
PRICE: Six hundred and fifty thousand euros                                             €650,000

By express agreement, the effective payment of the total price and costs, as well as the signature of the authentic act required for the ownership declaration, are conditions the fulfillment of which shall cause the transfer of the ownership right to the purchaser.

PROPERTY — ENJOYMENT

Date of effective enjoyment
Upon completion of the act

The purchaser shall become the owner of the goods for sale upon the date of signature of the authentic act and shall take effective enjoyment on the date indicated herein via the actual taking of possession or the receipt of rent:

CONDITIONS

The sale is consented and accepted under ordinary lawful conditions that the purchaser undertakes to fulfill:

1 — ENJOYMENT: to take possession of the goods sold in the state in which they exist at the time of actual possession without a guarantee on the part of the seller with regard to the state of the ground, subsoil or buildings, defects of any nature, whether apparent or hidden, an error in description or content if same is higher or lower by 1/20th and whether in its favor or to its detriment. However, pursuant to Art. 4 of Decree 78-464 of 03.24.1978, the present clause shall be considered null if the seller is a “real estate professional”.

3 — EASEMENTS: suffer the passive easements, whether apparent or not or continuous or not, that may apply to the goods sold, and to use those that exist, if applicable.

4 — TAXES — CHARGES: to pay, from the date of taking possession, the taxes and charges of any nature to which the goods are or will become subject, it being noted that the property tax shall be paid by the two parties in proportion to their occupation during the calendar year in which possession was transferred.

5 — INSURANCE: to be responsible for the continuation or termination of insurance policies and subscriptions entered into by the seller for the sold goods. In any event, maintain insurance for said goods with a company known to be solvent.

6 — EXPENSES: to pay all expenses, rights and fees for the present agreement and those flowing therefrom.

A - AMOUNT TO BE FINANCED

•	Sales price	€650,000
•	Provision for the costs of the act	€41,405
•	Negotiation expenses (if at the expense of the purchaser)
•	TOTAL	€691,405

B — FINANCING PLAN

The purchaser declares that it does not intend to request a loan to finance its purchase, this financing being subject to insurance for its full amount by said purchaser’s personal and associated assets.

It confirms below its intent in handwriting, pursuant to Article L. 312-17 of the Consumer Code.

HANDWRITTEN DECLARATION(S) OF THE PURCHASER or CO-PURCHASERS

“I, the undersigned (surname and first name) declare this purchase is affected without recourse to a loan. I acknowledge having been informed that should I take recourse to a loan, I shall not be entitled to the condition precedent of its obtention provided in Book III, Chapter II of the Consumer Code with regard to real estate credits.”

I, the undersigned, Rémi NICOLAS, acting on behalf of GPI SAS declare this purchase is affected without recourse to a loan. I acknowledge having been informed that should I have recourse to a loan, I shall not be entitled to the condition precedent of its obtention provided in Book III, Chapter II of the Consumer Code with regard to real estate credits.